Exhibit 99.1

            RED GIANT LAUNCHES SERIALIZED `MEDUSA'S DAUGHTER' ONLINE
 Innovative Multi-Format Photo-Based Property Expands Red Giant Entertainment's
                           All-Ages Graphic Novel Line

ORLANDO, FL - (March 25, 2013)- Red Giant Entertainment Inc. (OTCQB: REDG) is pleased to announce the launch of their all-ages property MEDUSA'S DAUGHTER. The title will be available to readers in multiple formats and media.

There will be an online serialized comic at Red Giant's host and strategic partner, Keenspot.com, which attracts 2.5 million unique visitors monthly and is promoting MEDUSA across their entire network. It will also be available as a print hardcover graphic novel and as a text-only novel format as well at the same time.

"We're proud to have MEDUSA as part of our line-up of all-ages webcomics ," said Red Giant Board Member and Keenspot CEO, Chris Crosby. "Its real-world supernatural delights join lighter fare like Red Giant's BUZZBOY and ROBOY RED as high-quality comics entertainment for the whole family to enjoy."

MEDUSA'S DAUGHTER tells the tale of fifteen-year-old sideshow act Maia Volokos. Born with writhing ringlets and viperous locks, Maia seeks the dangerous truth about herself and the parents she never knew.

"This new retelling of the myth of `Medusa' is destined to become a post-modern classic," said Allan Arkush, Director and Executive Producer of NBC's HEROES. "[It is] a creepy cinematic graphic novel about life inside the circus sideshow of your dreams, if your dreams resemble Nightmare Alley."

This innovative multi-format property is the brainchild of photographic artist Steven Parke and writer Jonathon Scott Fuqua, both of whom have worked on books and graphic novels that break from tradition. Their foray into photo-based graphic novels began with DC Comics' Vertigo imprint title IN THE SHADOW OF EDGAR ALLAN POE, which was nominated by the Young Adult Library Services Association (YALSA) as a Popular Paperback for Young Adults (2005).

In creating the property, the pair had an altruistic goal: to get readers to read as they prefer to read. While most books are either formatted as prose novel or a graphic novel, MEDUSA'S DAUGHTER was created as both at the same time. In addition to a graphic novel, it's also available as a shorter, picture rich version targeted to an audience with reading issues. This approach can have a significant impact on readers who might challenge themselves to read through the formats that offer slightly different parts of the whole story, engaging different parts of their brain, while still remaining stand alone books if choosing to read only one version.

MEDUSA'S DAUGHTER books will be on sale in the Red Giant online store at www.RedGiantEntertainment.com this week. It will also be available on Amazon.com later this month, with brick and mortar bookstores following shortly thereafter.

ABOUT RED GIANT ENTERTAINMENT INC.

Red Giant Entertainment Inc. (OTCQB: REDG) is a Nevada corporation that specializes in Intellectual Property (IP) development for multiple media platforms and transmedia propagation. The cornerstone of this development is based around the more than three dozen online and print graphic novel properties in various stages of production as well as the cast of thousands of characters
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from those series. These properties have a readership that numbers in the millions globally. Some of these properties are actively in development into other media such as movies, video games, television, novels, toys, apparel, applications, etc. through either direct production or licensing agreements.

For further information visit www.RedGiantEntertainment.com

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Exchange Commission. This press release should be read in conjunction with all of the reports that the Company has previously filed with the Securities and
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Contact Information

Red Giant Entertainment Inc.
877-904-7334
info@redgiantentertainment.com